UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2011

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32976	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On November 7, 2011, Caliper Life Sciences, Inc., a Delaware corporation (“Caliper”) completed its merger (the “Merger”) with PerkinElmer Hopkinton Co., a Delaware corporation and wholly owned subsidiary of PerkinElmer, Inc. (“Merger Sub”). The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement’), dated as of September 7, 2011, by and among Caliper, PerkinElmer, Inc., a Massachusetts corporation (“PerkinElmer”) and Merger Sub.  The Merger Agreement was adopted by Caliper’s stockholders at a special meeting held on November 7, 2011, as described in Item 5.07 below.  The Merger became effective on November 7, 2011, pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware on such date.  In the Merger, Merger Sub merged with and into Caliper, and Caliper continued as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of PerkinElmer.

In connection with the consummation of the Merger, each share of Caliper’s common stock, par value $0.001 per share (“Caliper Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (1) shares owned by PerkinElmer, Merger Sub or Caliper or any direct or indirect wholly owned subsidiary of PerkinElmer, Merger Sub or Caliper and (2) shares held by stockholders who have perfected and not withdrawn a demand for statutory appraisal rights, if any) was converted into the right to receive $10.50 in cash, without interest and less any applicable withholding taxes.

At the Effective Time, each stock option representing the right to acquire shares of Caliper Common Stock outstanding immediately prior to the Effective Time (whether then vested or unvested) was cancelled in exchange for the right to receive a cash amount, without interest and less any applicable withholding taxes, equal to the product of (1) the total number of shares of Caliper Common Stock subject to such stock option, multiplied by (2) an amount equal to the excess, if any, of the merger consideration of $10.50 per share over the exercise price per share of such stock option. Stock options with an exercise price per share equal to or greater than the merger consideration of $10.50 per share were cancelled for no consideration and had no further force or effect from and after the Effective Time.

Also at the Effective Time, each unvested restricted stock unit representing the right to acquire shares of Caliper Common Stock outstanding immediately prior to the Effective Time was cancelled in exchange for the right to receive a cash amount, without interest and less any applicable withholding taxes, equal to the product of (1) the total number of shares of Caliper Common Stock subject to such restricted stock unit, multiplied by (2) the merger consideration of $10.50 per share.

As a result of the Merger, PerkinElmer acquired 100% of the outstanding voting securities of Caliper for a total net purchase price of approximately $600 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, incorporated by reference to Exhibit 2.1 to Caliper’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2011.

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing.

The information disclosed in Item 2.01 is incorporated by reference herein.

In connection with the completion of the Merger on November 7, 2011, Caliper notified the NASDAQ Stock Market (“NASDAQ”) of the effectiveness of the Merger.  Caliper also requested that NASDAQ suspend the trading of Caliper Common Stock on the NASDAQ Global Select Market at the open of business on November 8, 2011.  Based on Caliper’s notification, NASDAQ filed a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the SEC to delist and deregister Caliper Common Stock.  Caliper also intends to file with the SEC a certification on Form 15 under the Exchange Act to deregister Caliper Common Stock and to suspend Caliper’s reporting obligations under the Exchange Act.

Item 3.03               Material Modification to Rights of Security Holders.

The information contained in Item 2.01 is incorporated by reference herein.

Item 5.01               Change in Control of Registrant.

The information  contained in Item 2.01 is incorporated by reference herein.  The merger consideration was funded by PerkinElmer with cash on hand and proceeds from debt financing.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all members of Caliper’s board of directors (Robert C. Bishop, Ph.D., David V. Milligan, Ph.D., Van Billet, David W. Carter, Allan L. Comstock, E. Kevin Hrusovsky and Kathryn A. Tunstall) resigned as of the Effective Time, and the directors of Merger Sub immediately prior to the Effective Time, David Francisco and John L. Healy, became the directors of the Surviving Corporation immediately after the Effective Time.

In addition, in connection with the Merger, all of the officers of Caliper (including E. Kevin Hrusovsky, President and Chief Executive Officer; Peter F. McAree, Senior Vice President and Chief Financial Officer; Joseph H. Griffith, IV, Vice President, Finance; Bruce J. Bal, Senior Vice President, Operations; William C. Kruka, Executive Vice President, Corporate Development and Head Imaging Business Unit; David M. Manyak, Ph.D., Executive Vice President, Discovery Alliances and Services; and Bradley W. Rice, Ph.D., Senior Vice President, Systems Research and Development) resigned effective as of the Effective Time and the officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation, including Joel Goldberg as President and David Francisco as Treasurer.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, Caliper’s Certificate of Incorporation was amended and restated to be in the form of the Certificate of Incorporation of Merger Sub.  The amended and restated certificate of incorporation of the Surviving Corporation is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Pursuant to the Merger Agreement, at the Effective Time, Caliper’s bylaws were amended and restated to be in the form of the by-laws of Merger Sub. The amended and restated by-laws of the Surviving Corporation are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07               Submission of Matters to Vote of Security Holders.

A special meeting of Caliper’s stockholders was held on November 7, 2011. At the special meeting, Caliper’s stockholders approved the following proposals:

(1) To consider and vote upon a proposal to adopt the Merger Agreement.

For	Against	Abstain
40,758,899	215,657	27,894

(2) To consider and vote on a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to adopt the Merger Agreement.

For	Against	Abstain
39,083,507	1,889,988	28,955

(3) To approve, by non-binding, advisory vote, certain compensation arrangements for Caliper’s named executive officers in connection with the Merger.

For	Against	Abstain
37,244,403	1,679,199	2,078,848

Item 8.01               Other Events.

A copy of the press release, issued on November 7, 2011, announcing the completion of the Merger is attached as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Caliper Life Sciences, Inc.

3.2	By-laws of Caliper Life Sciences, Inc.

99.1	Press Release issued by PerkinElmer, Inc. dated November 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

Date: November 7, 2011	By:	/s/ Joel S. Goldberg
	Name:	Joel S. Goldberg
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Caliper Life Sciences, Inc.

3.2	By-laws of Caliper Life Sciences, Inc.

99.1	Press Release issued by PerkinElmer, Inc. dated November 7, 2011.